UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 22, 2004

SOVEREIGN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088

(State or other jurisdiction of) incorporation	(Commission File Number)	(IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania	19102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(215) 557-4630

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 8.01. Other Events.

     On December 22nd, Sovereign Bank (“Sovereign”), a wholly-owned subsidiary of Sovereign Bancorp, Inc., entered into a $400 million secured financing transaction with an international bank with which it had previously financed $750 million in November of 2003. Under the terms of the arrangements, assets of Sovereign were transferred to special purpose entities formed in connection with the November 2003 transaction. Both the assets transferred to the special purpose entities and the related floating rate borrowing are reflected on Sovereign’s consolidated balance sheet. This debt bears interest at one-month LIBOR plus 0.75% (75 basis points) minus a fixed spread of 3.60%. This financing arrangement will expire not later than November 2008 and may be terminated prior to that time with 30 days notice by either party.

Item 9.01. Financial Statements and Exhibits.

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Not Applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: December 27, 2004	By:	/s/ Mark R. McCollom
Mark R. McCollom
Chief Accounting Officer